Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Apr 30, 2002
Payment Date	May 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.860000%
Accrual end date, accrual beginning date and days in Interest Period	May 15, 2002	Apr 15, 2002	30
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	168,511,083	35,661,212	42,145,069	27,556,391	22,693,499	27,625,586
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	2.040000%	2.150000%	2.260000%	2.510000%	2.860000%
Interest/Yield Payable on the Principal Balance	286,469	63,893	79,373	57,639	54,086
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	286,469	63,893	79,373	57,639	54,086
Interest/Yield Paid	286,469	63,893	79,373	57,639	54,086

Summary

Beginning Security Balance	168,511,083	35,661,212	42,145,069	27,556,391	22,693,499	27,625,586
Beginning Adjusted Balance	168,511,083	35,661,212	42,145,069	27,556,391	22,693,499
Principal Paid	4,465,128	944,896	1,116,696	730,147	601,298	799,341
Ending Security Balance	164,045,955	34,716,316	41,028,374	26,826,244	22,092,201	26,893,785
Ending Adjusted Balance	164,045,955	34,716,316	41,028,374	26,826,244	22,092,201
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	164,113,495	34,716,316	41,028,374	26,826,244	22,092,201
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					3,187,905
Ending OC Amount as Holdback Amount						9,312,575
Ending OC Amount as Accelerated Prin Pmts						17,581,210

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.3141106	$1.3311044	$0.8819246	$1.0112068	$1.2877660
Principal Paid per $1000	$4.8959738	$19.6853379	$12.4077282	$12.8095979	$14.3166095